Exhibit 3.5

Form of Bylaws of Nicholas Financial, Inc.

NICHOLAS FINANCIAL, INC.
BYLAWS

ARTICLE 1
Registered Office and Registered Agent

The registered office of the corporation shall be located in the State of Delaware at such place as may be fixed from time to time by the board of directors (the “Board”) upon filing such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Delaware unless a later date is specified.

ARTICLE 2
Stockholders

2.1 Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the corporation, or at such other place, within or without the State of Delaware, as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held as nearly as practicable during the second fiscal quarter next following the end of the corporation’s fiscal year in each year, at the hour and day set by resolution of the Board as stated in the notice of the meeting. The time and place of holding any annual meeting may be changed by resolution of the Board, provided the notification of such change shall meet the notice requirements pursuant to Section 2.4 of this Article.

2.3 Special Meetings. Special meetings for any purpose may be called at any time by the Board, by the Chairman or by the President and Chief Executive Officer.

2.4 Notice of Meeting.

2.4.1 Written or printed notice of the time, the place and the purpose or purposes of the annual meeting of the stockholders shall be sent to each stockholder of record entitled to vote at the meeting by mail, private carrier, personal delivery, facsimile machine, telegram or teletype. Such notice shall be sent at least ten (10) days, and not more than sixty (60) days, prior to the meeting; provided, however, that if a purpose or purposes of such annual meeting are to consider an amendment to the corporation’s certificate of incorporation; a merger of the corporation or an exchange involving shares of the corporation’s capital stock; a sale of all or substantially all of the corporation’s assets; or consider the dissolution of the corporation, then such notice shall be sent at least twenty (20) days and not more than sixty (60) days prior to the meeting. Notice shall be considered effective upon dispatch.

2.4.2 Written or printed notice of the time, the place and the purpose or purposes of any specially called meeting of the stockholders shall be sent to each stockholder of record entitled to vote at the meeting by mail, private carrier, personal delivery or facsimile machine. Such notice shall be sent at least ten (10) days, and not more than sixty (60) days, prior to the meeting; provided, however, that if a purpose of such specially called meeting includes one of the specific purposes stated in Section 2.4.1 above, then the notice shall be sent at least twenty (20) days and not more than sixty (60) days, prior to such meeting. Notice shall be considered effective upon dispatch as specified herein.

2.5 Voting Record. At least ten days before each meeting of the stockholders, a complete record of stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order with the address of and number of shares held by each principal stockholder, which record shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for inspection by any stockholder during regular business hours. Failure to comply with the requirements of this subsection shall not affect the validity of any action taken at a meeting.

2.6 Quorum and Adjourned Meetings. Not less than one third of the outstanding shares of the corporation entitled to vote, represented in person or by appointment of a proxy, shall constitute a quorum at a meeting of the stockholders. If less than one third of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to then constitute less than a quorum.

2.7 Advance Notice of Director Nominations. Nominations for the Board and other business may be brought before a meeting of stockholders solely by holders of those classes of stock entitled to voting rights as set forth in the certificate of incorporation, and solely in accordance with the provisions of this Section 2.7. For such nominations for the Board or for such other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the secretary of the corporation. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the corporation’s annual meeting of the preceding year, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the corporation. With respect to special meetings of stockholders, such notice must be delivered to the secretary not more than 120 days prior to such meeting and not later than the later of (i) 90 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the corporation. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the corporation’s stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or a description of the proposed business to be brought before the meeting, as the case may be. The foregoing notice requirements of this Section 2.7 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

ARTICLE 3
Shares

3.1 Issuance of Shares. No shares of stock shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until consideration for such share is fully paid.

3.2 Certificates. Certificates representing shares of the corporation shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the president and chief executive officer or a vice president, and the secretary or an assistant secretary. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer on the date of issue. Each certificate shall state:

A.
the name of the corporation and its organization under the laws of the State of Delaware;
B.
the name of the person to whom issued;
C.
the number and class of shares and the designation of the series, if any, which such certificate represents; and
D.
the restrictions set forth in Section 3.7 (if required), restrictions arising under the terms of any agreement affecting the designations, relative rights, preferences or limitations of such shares, or such other restrictions as the Board determines to be necessary.

3.3 Transfers.

3.3.1 Transfer of shares shall be made only upon the stock transfer books of the corporation which shall be kept at the registered office of the corporation, its principal place of business, or at the office of its transfer agent or registrar. The Board may, by resolution, open a share register in any state and may employ an agent or agents to keep such register and to record transfers of shares therein.

3.3.2 Shares of the corporation shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate, an assignment separate from the certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. No shares of the corporation shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

3.4 Registered Owner. Registered stockholders shall be treated by the corporation as holders in fact of shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Delaware.

3.5 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of shares, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as the Board might determine or establish such other procedures as the Board deems necessary.

3.6 No Fractional Shares or Scrip. The corporation shall not have the authority to issue fractions of shares or scrip. Any issuance of fractional shares or scrip shall be void ab initio.

ARTICLE 4
Board of Directors

4.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in the certificate of incorporation or the Delaware General Corporation Law.

4.2 Number and Tenure. The Board shall be composed of not less than five (5) nor more than eleven (11) directors, the specific number to be set by resolution of the Board or the stockholders. The number of directors may be changed from time to time by amendment to these bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns or is removed he or she shall hold office until the next annual meeting of stockholders or until his or her successor is elected, whichever is later. Directors need not be stockholders of the corporation or residents of the State of Delaware.

4.3 Chairman and Vice-Chairman. The directors shall choose from among them a chairman and a vice-chairman. The chairman shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be prescribed by the Board. During the absence or disability of the chairman, the vice-chairman shall exercise all functions of the chairman.

4.4 Vacancies. All vacancies in the Board, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the stockholders.

4.5 Removal of Directors. At a meeting of stockholders called expressly for that purpose, the entire Board or any member thereof may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If the certificate of incorporation permit cumulative voting in the election of directors, then if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board.

4.6 Annual and Regular Meetings. The annual meeting of the Board shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution the Board or any committee thereof may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

4.7 Special Meetings. Special meetings of the Board or any committee appointed by the Board may be called, in the case of special Board meetings, by the President and Chief Executive Officer or by any two directors, and in the case of any special meeting of any committee appointed by the Board, by the President and Chief Executive Officer or any two members of such committee. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

4.8 Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

4.8.1 Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a director at least 48 hours prior to the meeting.

4.8.2 Delivery by Mail or Private Carrier. If notice is delivered by mail or private carrier, the notice shall be deemed effective if deposited in the official government mail or private carrier, with postage paid, properly addressed to a director at the director’s address shown on the records of the corporation with postage prepaid at least five days before the meeting.

4.8.3 Oral, Telephone, Teletype, Telegram or Facsimile Notice. If notice is delivered orally, by telephone, teletype, telegraph, facsimile machine or in person, the notice shall be deemed effective if given to the director at least 48 hours prior to the meeting.

4.9 Quorum and Manner of Acting.

4.9.1 A majority of the number of directors then in office or one-third of the number of directors fixed by or in the manner provided in these bylaws, whichever is greater, shall constitute a quorum for the transaction of business at any Board meeting, but if less than a quorum are present at any time during a meeting, the chairman of the meeting shall adjourn the meeting without further notice.

4.9.2 The act of the majority of the directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these bylaws, the certificate of incorporation or the Delaware General Corporation Law.

4.10 Waiver of Notice.

4.10.1 In Writing. Whenever notice is required to be given to any director or committee member under these bylaws, the certificate of incorporation or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

4.10.2 By Attendance. The attendance of a director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where the director or committee member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.11 Presumption of Assent. A director present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by registered mail to the Secretary immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.12 Resignation. Any director may resign at any time by delivering written notice to the president, secretary or registered office of the corporation, or by giving oral notice at any officially called meeting of the Board or stockholders.

4.13 Executive and Other Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other standing or special committees. The executive committee shall have and may exercise all the authority of the Board, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board shall see fit; provided that, notwithstanding the above, no committee of the Board shall have the authority to: authorize distributions, except according to a general formula or method prescribed by the Board; approve or propose to stockholders actions or proposals required by the Delaware General Corporation Law to be approved by stockholders; fill vacancies on the Board or any committee thereof; amend the certificate of incorporation; adopt, amend or repeal these bylaws; approve a plan of merger not requiring stockholder approval; authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in the Delaware General Corporation Law.

4.14 Remuneration. The directors shall be paid for their services in such amounts as may be fixed by resolution of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees of the Board may also be compensated for their services in such amounts as may be fixed by resolution of the Board.

4.15 Action by Board or Committee Without a Meeting. Any action required or which may be taken at a meeting of the Board or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all directors or committee members as the case may be.

4.16 Participation of Directors by Communication Equipment. Members of the Board or committees thereof may participate in a meeting of the Board or a committee by means by which all directors participating can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

ARTICLE 5
Officers

5.1 Designations. The officers of the corporation shall be a president and chief executive officer, a secretary and a treasurer and chief financial officer, each of whom shall be elected by the Board. In addition, one or more vice presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate.

The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

5.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the meeting of the Board held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, the officer shall hold office until the next annual meeting of the Board or until his or her successor is elected.

5.3 President and Chief Executive Officer. The president and chief executive officer shall have general supervision of the affairs of the corporation, shall preside at all meetings of the stockholders during the absence or disability of the chairman and vice-chairman, and shall perform all such other duties as are incident to such office or are properly required of the president by the Board. Together with the secretary or other officer of the corporation authorized by the Board, the president and chief executive officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board or by these bylaws to some other officer or agent of the corporation, or as required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the president and chief executive officer shall perform all duties incident to such office, and such other duties as may be prescribed by the Board from time to time.

5.4 Vice-Presidents. During the absence or disability of the president and chief executive officer, the vice-presidents, if any, in the order designated by the Board, shall exercise all functions of the president and chief executive officer. Each vice-president shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

5.5 Secretary and Assistant Secretaries. The secretary shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal, if any, and the corporate minute books and records, and shall make such reports and perform such other duties as are incident to such office or as are properly required of the secretary by the Board. The assistant secretary or assistant secretaries, in the order designated by the Board, shall perform all duties of Secretary during the absence or disability of the secretary, and at other times shall perform such duties as are directed by the president and chief executive officer or the Board.

5.6 Treasurer and Chief Financial Officer. The treasurer and chief financial officer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. The treasurer and chief financial officer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, from time to time as may be required, an account of all transactions as treasurer and chief financial officer and of the corporation’s financial condition. The treasurer and chief financial officer shall perform other duties incident to his office as are properly required of him by the Board. The assistant treasurer or assistant treasurers, in the order designated by the Board, shall perform all duties of treasurer and chief financial officer in the absence or disability of the treasurer and chief financial officer, and at other times shall perform such other duties as are directed by the president and chief executive officer or the Board.

5.7 Delegation. In the case of absence or inability to act of any officer of the corporation and, of any person herein authorized to act in the place of such person, the Board may from time to time delegate the powers or duties of such officer to any other officer, director or person whom it may select.

5.8 Other Officers. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.9 Resignation. Any officer may resign at any time by delivering written notice to the chairman of the Board, the president, a vice president, the secretary or the Board, or by giving oral notice at any officially called meeting of the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.10 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.11 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

5.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary because he or she is also a director of the corporation.

ARTICLE 6
Contracts, Loans, Checks and Deposits

6.1 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

6.2 Loans to the Corporation. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

6.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, and agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board.

6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE 7
Indemnification of Officers, Directors, Employees, and Other Agents

7.1 Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment).

7.2 Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law.

7.3 No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed, in the case of conduct in the person’s official capacity, the person’s conduct was in the corporation’s best interests and in all other cases, the person’s conduct was at least not opposed to the corporation’s best interests, and with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was lawful.

7.4 Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

A.
furnishes the corporation a written affirmation of such person’s good faith belief that such person is entitled to be indemnified by the corporation; and
B.
furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the expenses and without regard to the person’s ultimate entitlement to indemnification under this bylaw or otherwise.

7.5 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this bylaw and relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.6 Non-Exclusivity of Rights. The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

7.7 Survival of Rights. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.8 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

7.9 Amendments. Any repeal of this bylaw shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

7.10 Savings Clause. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

7.11 Certain Definitions. For the purposes of this bylaw, the following definitions shall apply:

A.
“corporation” shall include any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
B.
“director” shall mean an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if the director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.
C.
“expenses” shall include counsel fees.
D.
“official capacity” shall mean: when used in regard to a director, the office of director in a corporation or to an individual other than a director, as contemplated in the Act, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture or other enterprise.
E.
“proceeding” shall mean any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

ARTICLE 8
Books and Records

8.1 Books of Accounts, Minutes, and Share Register. The corporation shall keep the corporation’s minute books and all other official records of accounts at its registered office or principal place of business. The corporation shall keep these minute books and other official records in written form or in a form that may easily be converted to written form. These official records shall include, at a minimum, the certificate of incorporation of the corporation and all amendments thereto; the bylaws of the corporation and all amendments thereto; the minutes of all stockholder, Board and committee meetings, and records of all actions taken by the stockholders, Board and committees without a meeting; the financial statements of the corporation for the prior three years; all written communications to the stockholders of the corporation for the prior three years; a register of the names and addresses of the corporation’s directors and officers; the corporation’s annual reports for the prior three years. In addition, the corporation shall maintain at its principal place of business or at the office of its transfer agent or registrar, a share register giving the names of the stockholders in alphabetical order and showing their respective addresses and the number of shares held by each, and the stock transfer books of the corporation.

8.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or stockholders, when certified by the president or secretary.

ARTICLE 9
Corporate Seal

The Board may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, the year of incorporation and the words “corporate seal.”

ARTICLE 10
Accounting Fiscal Year

The accounting year of the corporation shall end on March 31, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

ARTICLE 11
Amendments

The Board may alter, amend or repeal these bylaws, or adopt new bylaws. The stockholders may also alter, amend or repeal these bylaws, or adopt new bylaws by vote of a majority of the outstanding voting power of the shares entitled to vote thereon. Any alteration, amendment or repeal of these bylaws made by the Board may be altered, amended or repealed by the stockholders.

The foregoing bylaws were adopted by resolution of the Board on the ____ day of __________, 202_.

NICHOLAS FINANCIAL, INC.

By:

Irina Nashtatik, Corporate Secretary